Exhibit 99.1

ZIPREALTY, INC.
Unaudited Condensed Balance Sheets

	December 31,	September 30,
	2003	2004
Assets
Current assets Cash and cash equivalents	$10,357,379	$21,526,719
Accounts receivable, net of allowance of $19,405 and $21,905 at December 31, 2003 and September 30, 2004, respectively	507,311	1,056,005
Prepaid expenses and other current assets	696,372	1,883,017

Total current assets	11,561,062	24,465,741
Restricted cash	189,654	189,654
Property and equipment, net	668,118	1,153,577
Other assets	11,625	11,625

Total assets	$12,430,459	$25,820,597

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities Accounts payable	$975,797	$2,181,507
Accrued expenses	2,351,730	3,859,218
Current portion of capital lease obligations	—	—

Total current liabilities	3,327,527	6,040,725
Convertible notes payable	—	—
Accrued interest	—	—
Other long-term liabilities	207,342	170,804

Total liabilities	3,534,869	6,211,529

Commitments and contingencies Mandatorily redeemable convertible preferred stock:
$0.001 par value; 59,342,640 shares authorized; 10,805,336 and 12,927,786 shares issued and outstanding at December 31, 2003 and September 30, 2004, respectively (aggregate liquidation preference of $93,593,288 and $102,495,250 at December 31, 2003 and September 30, 2004, respectively)	56,170,054	65,317,056
Mandatorily redeemable convertible preferred stock warrants	7,385,541	6,415,080

	63,555,595	71,732,136

Stockholders’ equity (deficit) Common stock: $0.001 par value; 80,000,000 shares authorized; 1,468,686 and 1,577,070 shares issued and outstanding at December 31, 2003 and September 30, 2004, respectively	1,469	1,577
Additional paid-in capital	928,024	1,382,891
Deferred stock-based compensation	(274,874)	(489,372)
Accumulated deficit	(55,314,624)	(53,018,164)

Total stockholders’ equity (deficit)	(54,660,005)	(52,123,068)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$12,430,459	$25,820,597

The accompanying notes are an integral part of these unaudited condensed financial statements.

ZIPREALTY, INC.
Unaudited Condensed Statements of Operations

	Nine months ended
	September 30,
	2003	2004
Net transaction revenues	$23,614,122	$43,670,027
Referral and other revenues	912,378	1,071,294

Net revenues	24,526,500	44,741,321

Operating expenses Cost of revenues	14,709,785	24,389,562
Product development	1,362,597	1,638,631
Marketing and business development	3,781,939	6,324,840
General and administrative	7,140,569	10,013,571
Stock-based compensation	57,431	126,525

Total operating expenses	27,052,321	42,493,129

Income (Loss) from operations	(2,525,821)	2,248,192

Other income (expense) Interest expense	(2,271,491)	—
Interest income	43,792	95,333
Other income (expense), net	(3,121)	(565)

Total other income (expense), net	(2,230,820)	94,768

Income (loss) before income taxes	(4,756,641)	2,342,960
Provision for income taxes	—	46,500

Net income (loss)	$(4,756,641)	$2,296,460

Cumulative preferred stock dividends	$470,940	$472,669
Amount allocated to participating preferred stockholders (Restated for 2004 – Note 3)	—	1,823,791

Net income (loss) available to common stockholders (Restated for 2004 – Note 3)	$(5,227,581)	$—

Net income (loss) per share:
Basic (Restated for 2004 – Note 3)	$(3.59)	$0.00
Diluted (Restated for 2004 – Note 3)	$(3.59)	$0.00
Weighted average common shares outstanding:
Basic	1,455,936	1,509,783
Diluted (Restated for 2004 – Note 3)	1,455,936	1,509,783
Stock-based compensation can be allocated to the following:
Cost of revenues	$1,296	$37,520
Product development	16,815	10,519
Marketing and business development	14,430	4,951
General and administrative	24,890	73,535

Total stock-based compensation	$57,431	$126,525

The accompanying notes are an integral part of these unaudited condensed financial statements.

ZIPREALTY, INC.
Unaudited Condensed Statements of Cash Flows

	Nine months ended
	September 30,
	2003	2004
Cash flows from operating activities
Net income (loss)	$(4,756,641)	$2,296,460
Adjustments to reconcile net income (loss) to net cash used in operating activities Depreciation and amortization	677,610	614,413
Amortization of convertible notes payable discount to interest expense	934,952	—
Amortization of deferred stock-based compensation	57,430	126,525
Non-cash interest expense	852,996	—
Amortization of warrants issued in connection with equipment lease	9,573	—
Non-cash expense in connection with note payable conversion	450,759	—
Changes in operating assets and liabilities
Accounts receivable, net	(309,990)	(548,694)
Prepaid expenses and other current assets	117,078	(1,186,645)
Other assets	82,187	—
Accounts payable	(42,122)	1,205,710
Accrued expenses	722,433	1,507,488
Other long-term liabilities	45,277	(36,538)

Net cash (used in) provided by operating activities	(1,158,458)	3,978,719

Cash flows from investing activities
Restricted cash	260,589	—
Purchases of property and equipment	(425,159)	(1,099,872)
Proceeds from sale of property and equipment	—	—

Net cash used in investing activities	(164,570)	(1,099,872)

Cash flows from financing activities
Proceeds from stock option exercises	8,906	113,952
Issuance costs in connection with note payable conversion	(15,758)	—
Proceeds from issuance of warrants in conjunction with convertible notes payable	21,565	—
Proceeds from issuance of convertible notes payable	2,156,516	—
Repayment of capital lease obligations	(159,209)	—
Proceeds from Series E-1 preferred stock warrant exercises	—	8,176,541

Net cash provided by financing activities	2,012,020	8,290,493

Net increase (decrease) in cash and cash equivalents	688,992	11,169,340

Cash and cash equivalents at beginning of the period	8,961,153	10,357,379

Cash and cash equivalents at end of period	$9,650,145	$21,526,719

Supplemental cash flow information
Cash paid for interest	$32,784	$—
Noncash investments and financing activities
Series F preferred stock warrants issued in connection with convertible notes payable	$408,782	$—
Recapture of deferred stock-based compensation upon employee termination	$—	$89,374
Conversion of convertible notes payable into preferred stock	$21,702,922	$—
Debt issuance costs converted to preferred stock	$147,975	$—
Recognition of preferred stock additional paid-in capital from preferred stock warrants due to exercise of Series E-1 preferred stock warrants	$—	$970,461
Write-off of fully depreciated property, plant, and equipment	$1,887,281	$2,459
Deferred stock-based compensation	$—	$430,397

The accompanying notes are an integral part of these unaudited condensed financial statements.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited interim balance sheet as of September 30, 2004, the statements of operations and cash flows for the nine months ended September 30, 2003 and 2004, together with the related notes, have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the rules and regulations of the U. S. Securities and Exchange Commission. Accordingly, the interim financial statements do no include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of September 30, 2004 and its results of operations and cash flows for the nine months ended September 30, 2003 and 2004. The results for the nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the year ending December 31, 2004, or any other period. The balance sheet at December 31, 2003 has been derived from the audited balance sheet at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These financial statements and notes should be read in conjunction with the audited financial statements and notes thereto included in the Company’s registration statement on Form S-1 and the prospectus contained therein dated November 9, 2004.

Note 2 – Recent Accounting Pronouncements

In April 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, clarifies when a derivative contains a financing component, amends the definition of an underlying to conform it to language used in FASB Interpretation, or FIN, No. 45, and amends certain other existing pronouncements. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. All provisions of the Statement, except those related to forward purchases or sales of when-issued securities, should be applied prospectively. The Company does not currently have any instruments that meet the definition of a derivative, and therefore, the adoption of this Statement has had no effect on the Company’s financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances)

because that financial instrument embodies an obligation of the issuer. Many of these instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company’s financial position or results of operations.

In December 2003, the SEC released Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition. SAB No. 104 revises or rescinds portions of the interpretative guidance related to revenue recognition included in Topic 13 of the codification of the staff accounting bulletins. The Company has assessed the impact of SAB No. 104 and concluded that its adoption of SAB No. 104 did not have a material impact on its financial position or results of operations.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity, if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB issued FIN No. 46-R (revised December 2003), Consolidation of Variable Interest Entities to address certain FIN No. 46 implementation issues. The effective dates and impact of FIN No. 46 and FIN No. 46-R are as follows:

➢	Special-purpose entities (“SPE’s”) created prior to February 1, 2003. The Company must apply either the provisions of FIN No. 46 or early adopt the provisions of FIN No. 46-R at the end of the first interim or annual reporting period ending after December 15, 2003.

➢	Non-SPEs created prior to February 1, 2003. The Company is required to adopt FIN No. 46-R at the end of the first interim or annual reporting period ending after March 15, 2004.

➢	All entities, regardless of whether an SPE, created subsequent to January 31, 2003. The provisions of FIN No. 46 were applicable for variable interests in entities obtained after January 31, 2003.

The adoption of the provisions applicable to SPEs and all other variable interests obtained after January 31, 2003 did not have a material impact on the Company’s financial position, results of operations, or liquidity. The Company believes that the adoption of FIN No. 46-R will not have a material impact on its financial position or results of operations.

In March 2004, the FASB issued EITF Issue No. 03-01 (EITF 03-01), The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which provides new guidance for assessing impairment losses on investments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB delayed the accounting provisions of EITF 03-01; however, the disclosure requirements remain effective for annual periods ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once the final guidance is issued.

In April 2004, the EITF issued EITF No. 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128, which provides for a two-class method of calculating earnings per share computations that relate to certain securities that would be considered to participate in dividends together with common stock. This guidance became applicable to the Company starting with the second quarter beginning April 1, 2004. The Company has adopted the provisions of this pronouncement as of April 1, 2004. Prior period earnings per share amounts presented have been restated to conform with EITF No. 03-6.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment. The new pronouncement replaces the existing requirements under SFAS No.123 and APB 25. According to SFAS No. 123 ®, all forms of share-based payments to employees, including employee stock options and employee stock purchase plans, would be treated the same as any other form of compensation by recognizing the related cost in the statement of operations. This pronouncement eliminates the ability to account for stock-based compensation transactions using APB No. 25 and generally would require instead that such transactions be accounted for using a fair-value based method, with a binomial or lattice model preferred to the Black-Scholes valuation model. The lattice model can explicitly capture expected changes in dividends and stock volatility over the expected life of the options, in contrast to the Black-Scholes option-pricing model, which uses weighted average assumptions about option pricing. The FASB concluded that for public companies SFAS No. 123 ® is effective for awards and stock options granted, modified or settled in cash in interim or annual periods beginning after June 15, 2005. SFAS No. 123 ® provides transition alternatives for public companies to restate prior interim periods or prior years. The Company is in the process of evaluating the impact of this standard on its statement of operations.

Note 3 – Restatement of Net Income (Loss) per Share on Statement of Operations for 2004

The Company is restating its financial results for the nine months ended September 30, 2004 to reflect an adjustment to its calculation of net income (loss) available to common stockholders for basic and diluted EPS computations.

The restatement does not affect the Company’s reported net income, balance sheet, statement of cash flows or pro forma net income (loss) per share for any period.

Previously net income (loss) available to common stockholders was calculated as net income (loss) less cumulative preferred stock dividends for the period, with the remainder then allocated pro rata to the common and preferred stockholders based on the preferred stock rights to share in dividends declared on common stock. The Company has adjusted the calculation to also reflect the deduction of current period preferential dividends for all classes of preferred stock, after the deduction for cumulative preferred stock dividends, to arrive at the amount of remaining net income, if any, to allocate to participating preferred stock and common stock using the two class method according to SFAS No. 128, “Earnings per Share”, and EITF No. 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128”.

The adjustment relates to participating dividend rights of the Company’s mandatorily redeemable convertible preferred stock Series A, B, C, E, E-1 and F which were issued in years prior to the Company’s initial public offering in November 2004. Under the terms of these securities, the preferred stock is entitled to a stated annual dividend rate before any dividends can be declared on common stock. Such dividend rights impact the calculation of basic and diluted net income (loss) available to common stockholders regardless of whether a dividend was declared or paid. No dividend was ever declared or paid by the Company, and all rights to such dividends terminated on the date of the Company’s initial public offering as a result of the conversion of all outstanding shares of preferred stock into common stock. The contractual cumulative dividend rights and the participating dividend rights need to be considered in the calculation of basic net income (loss) available to common stockholders per share. For the calculation of diluted net income (loss) available to common stockholders per share, the convertible securities are included using the if-converted method to the extent the effect is dilutive.

	Nine months ended
	September 30,
	2004	2004
	As reported	As restated
Numerator:
Net income (loss)	$2,296,460	$2,296,460
Cumulative preferred stock dividends	472,669	472,669
Amount allocated to participating preferred stockholders	1,611,185	1,823,791

Net income (loss) available to common stockholders (for basic and diluted EPS computations)	$212,606	$0

Denominator:
Shares used to compute basic EPS	1,509,783	1,509,783
Dilutive common stock equivalent shares:
Stock options	1,894,063	—
Warrants	3,168,320	—
Shares used to compute diluted EPS	6,572,166	1,509,783
Net income (loss) per share:
Basic	$0.14	$0.00
Diluted	$0.03	$0.00

Note 4 — Net income (loss) per share

Basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of shares of common stock outstanding. Net income (loss) available to common stockholders is calculated using the two class method as the net income (loss) less cumulative preferred stock dividends for the period and amounts allocated to preferred stock to reflect the participation right of the preferred stock to share in dividends together with common stock. Diluted income (loss) per share is computed by dividing net income (loss) available to common stockholders for the period by the weighted average number of shares of common stock outstanding plus, if dilutive, potential common shares outstanding during the period. Potential common shares are composed of incremental shares of common stock issuable upon the exercise of potentially dilutive stock options and warrants and upon conversion of the Company’s preferred stock.

The following table sets forth the computation of basic and dilutive net income (loss) per share for the periods indicated:

	Nine months ended
	September 30,
	2003	2004
Numerator:
Net income (loss)	$(4,756,641)	$2,296,460
Cumulative preferred stock dividends	470,940	472,669
Amount allocated to participating preferred stockholders (As restated for 2004 - Note 3)	—	1,823,791

Net income (loss) available to common stockholders (for basic and diluted EPS computations) (As restated for 2004 - Note 3)	$(5,227,581)	$0

Denominator:
Shares used to compute basic and diluted EPS	1,455,936	1,509,783
Net income (loss) per share:
Basic (As restated for 2004 - Note 3)	$(3.59)	$0.00
Diluted (As restated for 2004 - Note 3)	$(3.59)	$0.00

The following table sets forth potential common shares that are not included in the diluted net income (loss) per share calculation because to do so would be antidilutive for the periods presented:

	Nine months ended
	September 30,
	2003	2004
Stock options to purchase common stock (Restated for 2004 - Note 3)	2,213,774	2,894,657
Participating convertible preferred stock	10,805,336	12,297,786
Warrants to purchase preferred and common stock (Restated for 2004 - Note 3)	7,052,537	4,912,729

Pro forma net income (loss) per share

Pro forma basic and diluted net income loss per share have been computed to give effect to the conversion of mandatorily redeemable convertible preferred stock into common stock upon the closing of the Company’s initial public offering on an as-if-converted basis for the year ended December 31, 2003 and for the nine months ended September 30, 2004 as if such conversion occurred at the beginning of the respective period or original issue date, if later.

The following table sets forth the computation of pro forma basic and diluted net income (loss) per share for the period indicated:

	Nine months ended
	September 30,
	2003	2004
Numerator
Net income (loss)	$(4,756,641)	$2,296,460

Denominator
Weighted average common shares outstanding	1,455,936	1,509,783
Add:
Weighted average of convertible preferred stock	6,966,779	11,441,530

Denominator for basic calculation:	8,422,715	12,951,313
Effect of dilutive securities
Add:
Weighted average of warrants outstanding	—	3,168,320
Weighted average of stock options outstanding	—	1,894,063

Denominator for diluted calculation:	8,422,715	18,013,696
Pro forma net income (loss) per share:
Basic	$(0.56)	$0.18
Diluted	$(0.56)	$0.13

The following table sets forth potential common shares not included in the pro forma diluted calculation because to do so would be antidilutive for the period presented:

	Nine months ended
	September 30,
	2003	2004
Stock options	2,213,774	—
Warrants to purchase preferred and common stock	7,052,537	3,284

Note 5 — Stock-Based Compensation

The Company accounts for employee stock-based compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation-an Interpretation of APB No. 25 (“FIN 44”) and complies with the disclosure provisions of Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”) and related Statement of Financial Accounting Standard No. 148, Accounting for Stock-Based Compensation-Transaction and Disclosure. Under APB 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company’s stock and the exercise price of the option. The Company amortizes deferred stock-based compensation using the straight-line method. Deferred stock-based compensation is recorded to stock-based compensation.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“EITF 96-18”).

The following table illustrates the effect on net income (loss) if the Company had applied the fair-value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	Nine months ended
	September 30,
	2003	2004
Net income (loss) as reported	$(4,756,641)	$2,296,460
Add: Stock-based compensation expense included in reported net income (loss)	57,431	126,525
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards	(367,613)	(309,788)

Pro forma net income (loss)	$(5,066,823)	$2,113,197

Net income (loss) per share, as reported:
Basic (Restated for 2004 - Note 3)	$(3.59)	$0.00
Diluted (Restated for 2004 - Note 3)	$(3.59)	$0.00
Pro forma income (loss) per share:
Basic (Restated for 2004 - Note 3)	$(3.80)	$0.00
Diluted (Restated for 2004 - Note 3)	$(3.80)	$0.00

Pro forma income (loss) per share as previously reported was $0.13 per share (basic) and $0.03 per share (diluted).

The fair value of each option grant is estimated on the date of grant using the minimum value method, under which volatility is not considered, with the following weighted average assumptions:

	Nine months ended
	September 30,
	2003	2004
Risk-free interest rate	1.86-2.68%	2.51-3.70%
Expected life	4 years	4 years
Expected dividend yield	0%	0%

Following the filing of its registration statement for an initial public offering, the Company estimated the fair-value of options granted after the filing using the Black-Scholes model with the assumptions described above and an expected volatility of 50%.

The per share weighted average fair value of options granted during the nine months ended September 30, 2003 and 2004 was $0.17 and $2.00, respectively.

Because options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not necessarily representative of the pro forma results for future years.

The accounting for and disclosure of employee and non-employee equity instruments, primarily stock options, requires judgment by management on a number of assumptions, including the fair value of the underlying instrument, estimated lives of the outstanding instruments, and the instrument’s volatility. Changes in key assumptions will impact the valuation of such instruments.

Note 6 – Subsequent Events

From January 1, 2004 to January 31, 2005, the Company granted 1,527,936 common stock options to employees at exercise prices ranging from $6.00 to $16.50 per share.

During the period from May 10 to November 10, 2004, warrants to purchase 2,177,553 shares of Series E-1 convertible preferred stock were exercised for cash at an exercise price of $3.93 per share for total gross proceeds to the Company of $8,557,783.

During the period from August 27 to October 13, 2004, warrants to purchase 65,682 shares of Series E-1 convertible preferred stock were net exercised at an exercise price of $3.93 per share.

On December 29, 2004, warrants to purchase 3,386 shares of Series B preferred stock were net exercised at an exercise price of $9.45 per share.

In August 2004, the Company’s stockholders approved a reverse stock split of the Company’s common and mandatorily redeemable convertible preferred stock in a range of one for two to one for three shares. The actual split ratio of one for three shares of the Company’s common and manditorily redeemable convertible preferred stock was approved by the Board of Directors on October 21, 2004, following stockholder approval of the range. On November 8, 2004, the reverse stock split became effective. All share, per share and stock option data information in the financial statements for all periods have been retroactively restated to reflect the reverse stock split.

On November 8, 2004 the Securities and Exchange Commission declared the Company’s initial public offering effective and on November 15, 2004 the Company raised proceeds of $59,009,500, net of underwriting discounts and commissions. On November 18, 2004 the underwriters exercised their option to cover over-allotments and the Company raised an additional $8,251,425, net of underwriting discounts and commissions.